WESTMOUNTAIN GOLD, INC.

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

This Common Stock and Warrant Purchase Agreement (the “Agreement”) is made and entered into as of the 17th day of June 2016 by and between Brian Klemsz (“Purchaser”) and WestMountain Gold, Inc., a Colorado corporation (the “Corporation”).

DISCLAIMER

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.  THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

RECITALS

WHEREAS, the Corporation has authorized the issuance and offering of up to Twelve Million (12,000,000) shares of the common stock (par value $0.001, hereinafter the “Shares”) of the Corporation at a purchase price of three cents (US $0.03) per Share, plus Thirty Nine Million (39,000,000) warrant shares for the purchase of an additional Thirty Nine Million (39,000,000) shares of common stock of the Corporation at seven cents (US $0.07) per share (the “Warrants”) exercisable pursuant to the Common Stock Purchase Warrant form attached hereto as Appendix A, in a private placement (the “Offering”).  The Warrants and the Shares shall be collectively referred to herein as the “Securities.”

WHEREAS, under the terms of the Offering, each Share purchased shall include, and shall be accompanied by 3.25 Warrants.

WHEREAS, as part of the Offering, Purchaser desires to purchase from the Corporation 3,800,000 Shares (together with the included Warrants, the “Purchased Securities”) on the terms and conditions set forth herein.

WHEREAS, as part of the Offering, the Corporation desires to issue and sell to Purchaser that portion of the Securities Purchaser desires to purchase (as identified above).

WHEREAS, the Corporation is currently in default under certain Loan Agreements, Security Agreements, and Promissory Notes entered into with BOCO Investments, LLC (“BOCO”).

WHEREAS, The Purchaser understands that the Offering is being made without registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), or any securities law, “blue sky” law, or other similar law of any state of the United States or of any other jurisdiction (the “State Securities Laws”), and is being made only to “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act).

AGREEMENT

NOW THEREFORE, in consideration of the foregoing recitals and disclaimers and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Incorporation of Recitals and Disclaimers.  The foregoing Recitals and Disclaimers are incorporated herein by reference.

2.         Purchase Agreement. Subject to the terms and conditions hereof, Purchaser hereby agrees to purchase, and the Corporation agrees to issue and sell to Purchaser, the Purchased Securities at the purchase price of One Hundred Fourteen Thousand Dollars (US $114,000.00, or 3,800,000 Shares at three cents (US $0.03) per Share, hereinafter the “Purchase Price”), payable as described in Section 3 hereof (the “Purchase Transaction”). The Purchaser acknowledges that the Purchased Securities will be subject to restrictions on transfer as set forth in this Agreement.

3.         Payment for Purchased Securities. Payment for the Purchased Securities shall be tendered by the Purchaser within three (3) business days of Purchaser’s receipt of a fully executed copy of this Agreement.  Payment shall be in the form of a cashier’s check or wire transfer of immediately available funds in the amount of the Purchase Price.  Following receipt of the Purchase Price and confirmation of good funds, the Corporation shall deliver certificates representing the Purchased Securities to the Purchaser bearing an appropriate legend referring to the fact that the Purchased Securities were sold in reliance upon an exemption from registration under the Securities Act.  All payments made pursuant to this Section 3 shall be made as follows:

            (a) If by cashier’s check:  All checks shall be made payable to WestMountain Gold, Inc. and mailed to the Corporation addressed as set forth in Section 19 hereof.

            (b) If by wire transfer:

Wire Instructions

Account Number:	8659403789
Beneficiary Account Name:	WestMountain Gold, Inc.
ABA Routing Number:	121000248

Bank Name:	Wells Fargo Bank
Bank Address:	420 Montgomery St
San Francisco, CA 94104

Bank Phone Number:	208-255-3891

4.         Representations and Warranties of the Corporation.  The Corporation represents and warrants that:

            (a) The Corporation is duly formed and validly existing under the laws of the State of Colorado, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and the Corporation has the corporate power and authority to execute, deliver and perform this Agreement and any other agreement or document contemplated by this Agreement.

            (b) The Purchased Securities have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, validly issued, fully paid and nonassessable.

            (c) Any consent, approval, order or authorization of, or registration, qualification, declaration or filing with, any governmental authority that is required on the part of the Corporation in connection with the valid execution and delivery of this Agreement, the conduct of the Offering, or the offer, sale, issuance and delivery (“Issuance”) of the Securities has been obtained.

            (d) The conduct of the Offering, the execution and delivery of this Agreement, and the Issuance of the Securities will not, directly or indirectly (with or without notice or lapse of time):

                       (i) Contravene, conflict with, or result in a violation of (A) any provision of the organizational documents of the Corporation, or (B) any resolution adopted by the board of directors or the stockholders of the Corporation;

                       (ii) Contravene, conflict with, or result in a violation of, or give any federal or state governmental authority or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) (“Governmental Body”), the Corporation or any other person the right to challenge the Purchase Transaction or to exercise any remedy or obtain any relief under, any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty;

                        (iii) Contravene, conflict with, or result in any violation of or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify any of the terms or requirements of any contract (A) under which the Corporation has or may become subject to any obligation or liability, or (B) by which the Corporation or any of the assets owned or used by the Corporation is or may become bound; or

                       (iv) Result in the imposition or creation of any encumbrance upon or with respect to any of the assets owned or used by the Corporation.

            (e) The Corporation will comply with all laws and regulations applicable to the Offering and Issuance and shall obtain any consent, approval or permission required for the Offering and Issuance and the Purchaser shall have no responsibility therefor.

5.             Representations and Warranties of the Purchaser. The Purchaser hereby represents, warrants to and covenants with the Corporation that:

            (a)       General.

                       (i) The Purchaser has all requisite authority (and in the case of an individual, the capacity) to purchase the Purchased Securities, enter into this Agreement, and perform all the obligations required to be performed by the Purchaser, and such purchase will not contravene any law, rule or regulation binding on the Purchaser or any investment guideline or restriction applicable to the Purchaser.

                       (ii) The Purchaser is a resident of, or its principal place of business is located in, the state identified for notice to Purchaser in Section 19 hereof and is not acquiring the Purchased Securities as a nominee or agent or otherwise for any other person.

            (b)       Information Concerning the Corporation.

                       (i) The Purchaser understands and accepts that the purchase of the Purchased Securities involves various risks, including the risks outlined in this Agreement and the filings made by the Corporation with the U.S. Securities and Exchange Commission (the “Commission”), such as the Corporation’s annual report for the fiscal year ended October 31, 2015, on Form 10-K filed with the Commission on February 16, 2016 (the “2015 Annual Report”), and the Risk Factors contained therein. The Purchaser represents that it is able to bear any loss associated with an investment in the Purchased Securities.

                       (ii) The Purchaser confirms that it is not relying on any communication (written or oral) of the Corporation or any of its affiliates as investment advice or as a recommendation to purchase the Purchased Securities. It is understood that information and explanations related to the terms and conditions of the Purchased Securities provided by the Corporation or any of its affiliates shall not be considered investment advice or a recommendation to purchase the Purchased Securities, and that neither the Corporation nor any of its affiliates is acting or has acted as an advisor to the Purchaser in deciding to invest in the Purchased Securities. The Purchaser acknowledges that neither the Corporation nor any of its affiliates has made any representation regarding the proper characterization of the Purchased Securities for purposes of determining the Purchaser’s authority to invest in the Purchased Securities.

                       (iii) The Purchaser is familiar with the business and financial condition and operations of the Corporation. The Purchaser has had access to such information concerning the Corporation and the Securities, including, without limitation, the filings made by the Corporation with the Commission, such as the Corporation’s 2015 Annual Report and the Risk Factors contained therein, as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Purchased Securities. The Purchaser has not been furnished any offering materials other than the information contained in filings made by the Corporation with the Commission and this Agreement and has relied only on the information contained therein.

                       (iv) The Purchaser understands that, unless the Purchaser notifies the Corporation in writing to the contrary prior to acceptance of this Agreement, each of the Purchaser’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the date the Agreement is accepted by the Corporation, taking into account all information received by the Purchaser.

                       (iv) The Purchaser understands that, unless the Purchaser notifies the Corporation in writing to the contrary prior to acceptance of this Agreement, each of the Purchaser’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the date the Agreement is accepted by the Corporation, taking into account all information received by the Purchaser.

                       (v) The Purchaser acknowledges that the Corporation has the right in its sole and absolute discretion to abandon this Offering at any time prior to the completion of the Offering or acceptance of the Agreement. This Agreement shall thereafter have no force or effect and the Corporation shall return the previously paid Purchase Price, without interest thereon, to the Purchaser.

                       (vi) The Purchaser understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

            (c)       Non-reliance.

                       (i) The Purchaser represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Corporation as investment advice or as a recommendation to purchase the Purchased Securities, it being understood that information and explanations related to the terms and conditions of the Securities and the other transaction documents shall not be considered investment advice or a recommendation to purchase the Purchased Securities.

                       (ii) The Purchaser confirms that the Corporation has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Purchased Securities.  In deciding to purchase the Purchased Securities, the Purchaser is not relying on the advice or recommendations of the Corporation and the Purchaser has made its own independent decision that the investment in the Purchased Securities is suitable and appropriate for the Purchaser.

            (d)       Status of Purchaser.

                       (i) The Purchaser has such knowledge, skill and experience in business, financial and investment matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Purchased Securities. With the assistance of the Purchaser's own professional advisors, to the extent that the Purchaser has deemed appropriate, the Purchaser has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Purchased Securities and the consequences of this Agreement. The Purchaser has considered the suitability of the Purchased Securities as an investment in light of its own circumstances and financial condition and the Purchaser is able to bear the risks associated with an investment in the Purchased Securities and its authority to invest in the Purchased Securities.

                       (ii) The Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act.  The Purchaser has completed the accredited investor questionnaires attached hereto as Appendix B and the information contained therein is complete and accurate as of the date thereof and is hereby affirmed as of the date hereof.  Any information that has been furnished or that will be furnished by the Purchaser to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.  The Purchaser agrees to furnish any additional information reasonably requested by the Corporation or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Purchased Securities.

            (e)       Restrictions on Transfer or Sale of Securities.

                       (i) The Purchaser is acquiring the Purchased Securities solely for the Purchaser’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Purchased Securities. The Purchaser understands that the Purchased Securities have not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Purchaser and the other representations made by the Purchaser in this Agreement. The Purchaser understands that the Corporation is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

                        (ii) The Purchaser understands that the Purchased Securities are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the Commission provide, in substance, that the Purchaser may dispose of the Purchased Securities only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and the Purchaser understands that the Corporation has no obligation or intention to register any of the Securities, or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder). Accordingly, the Purchaser understands that under the Commission's rules, the Purchaser may dispose of the Purchased Securities principally only in “private placements” which are exempt from registration under the Securities Act, in which event the transferee will acquire “restricted securities” subject to the same limitations as in the hands of the Purchaser. Consequently, the Purchaser understands that the Purchaser must bear the economic risks of the investment in the Purchased Securities for an indefinite period of time.

                        (iii) The Purchaser agrees: (A) that the Purchaser will not sell, assign, pledge, give, transfer or otherwise dispose of the Purchased Securities or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Purchased Securities under the Securities Act and all applicable State Securities Laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws; (B) that the certificates representing the Purchased Securities will bear a legend making reference to the foregoing restrictions; and (C) that the Corporation and its affiliates shall not be required to give effect to any purported transfer of the Purchased Securities except upon compliance with the foregoing restrictions.

                       (iv) The Purchaser acknowledges that neither the Corporation nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

                       (v) The Purchaser is not and for so long as the Purchaser holds any Securities (I) will not be (A) an employee benefit plan or other plan subject to Section 406 of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any entity or other person whose assets constitute (or are deemed for purposes of ERISA or the Code to constitute) the assets of any such plan or (B) another employee benefit plan subject to U.S. federal, state or local laws, or non U.S. laws, which are substantially similar to Section 406 of ERISA or Section 4975 of the Code unless the Purchaser’s purchase and holding of the Purchased Securities would not violate such substantially similar laws, or (II) is not subject to ERISA and, with respect to the Purchaser’s purchase and holding of the Purchased Securities, is eligible for coverage under one or more statutory or administrative exemptions from the prohibited transaction rules of ERISA and the Code.

6.         Conditions to Obligations of the Corporation. It is a condition precedent to the Corporation’s obligation to issue the Securities that all representations and warranties of the Purchaser contained in Section 5 hereof shall be true and correct in all respects at the time of Issuance.

7.         Corporation’s Obligation to Rescind.  Notwithstanding anything in this Agreement to the contrary, the Corporation shall have no obligation to issue any of the Securities to any person who is a resident of a jurisdiction in which the issuance of the Securities to such person would constitute a violation of the State Securities Laws applicable to that jurisdiction.  Similarly, as set forth in Section 6 above, the Corporation shall have no obligation to issue the Purchased Securities to Purchaser if the representations and warranties in Section 5 hereof are not true and correct at Issuance.  If the Corporation determines, at any time prior to the Issuance of the Purchased Securities, that the Issuance and sale of the Purchased Securities to Purchaser would violate the State Securities Laws, or that the representations and warranties in Section 5 above are not true and correct, the Corporation shall immediately rescind this Agreement via written notice to Purchaser as provided in Section 19 hereof, and shall immediately return to Purchaser the full Purchase Price paid in accordance with Section 3 hereof (provided such Purchase Price has been paid at the time of such rescission).

8.         Indemnification.  The Corporation will indemnify and hold harmless the Purchaser and the Purchaser’s agents, representatives, members, stockholders, controlling persons, and affiliates (collectively, the “Indemnified Persons”) for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorneys’ fees), whether or not involving a third-party claim (collectively, “Damages”), arising, directly or indirectly, from or in connection with the Offering or the Issuance of the Securities and including, without limitation:

            (a) any breach of any obligation of, or representation or warranty made by, the Corporation in this Agreement or any other agreement or document delivered by the Corporation pursuant to or in connection with this Agreement or the Offering or Issuance of the Securities;

            (b) any breach of any representation or warranty made the Corporation in this Agreement as if such representation or warranty were made on and as of the Issuance of the Securities; and

            (c) any claim by any person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with either the Corporation or the Purchaser (or any person acting on their behalf) in connection with the Purchase Transaction.

The Corporation’s indemnification obligations hereunder shall exempt, and shall not be applicable to, only those claims resulting from Purchaser’s breach of any of Purchaser’s representations and warranties as set forth in Section 5 hereof and such other claims where the acts giving rise to liability are adjudicated (by a court, arbitrator, or other binding adjudicative proceeding) to be the sole fault of Purchaser.

9.        Waiver of Claims.  As part of the consideration for the Purchase Price, and effective upon the Issuance of the Purchased Securities, the Corporation forever waives, releases and discharges any and all claims, causes of action, actions, damages, losses, injuries, liabilities, complaints, potential claims, and demands, of whatsoever kind and nature, arising from or relating in any way to the Offering or Issuance of the Securities and/or Purchaser’s acquisition of the Purchased Securities (the “Released Claims”).  The Released Claims shall include, without limitation, any and all claims that may be brought by the Corporation, or on the Corporation’s behalf, including, without limitation, claims accruing under the Securities Act, the State Securities Laws, the Securities Exchange Act of 1934 (including Section 16(b) thereof, codified at 15 U.S.C. 78p) and at common law, but shall explicitly exclude claims resulting from Purchaser’s breach of any of Purchaser’s representations and warranties as set forth in Section 5 hereof.  By its acceptance of this Agreement and the Issuance of the Purchased Securities, the Corporation represents and warrants that it has conducted such investigation concerning the Offering, Issuance and Purchase Transaction as is necessary to identify any claims accruing as a result of the completion of the same, making the waiver and release set forth in this Section 9 a knowing and voluntary waiver and release of known and accrued claims.

10.       Restrictive Legend. The certificates representing the Purchased Securities will be imprinted with a restrictive legend in substantially the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

In the event a Purchaser or subsequent holder of the Purchased Securities wishes to sell or transfer the Purchased Securities pursuant to an exemption from registration under the Securities Act, the Company shall reasonably cooperate in effectuating such sale or transfer.

11.    Registration Rights.  The Corporation is not required or obligated to file a registration statement with respect to any of the Securities.  However:

            (a)  If at any time within five (5) years of the Issuance of any of the Securities, the Corporation files a registration statement with the United States Securities and Exchange Commission pursuant to the Securities Act, or pursuant to any other act passed after the date of Issuance, which filing provides for the sale of securities by the Corporation to the public, or files a Regulation A Offering Statement under the Act, the Corporation shall offer to the Purchaser and any subsequent holder of the Purchased Securities the opportunity to register or qualify the Purchased Securities at the Corporation's sole expense; provided, however, that in the case of a Regulation A offering, the opportunity to qualify shall be limited to the amount of the available exemption after taking into account the securities the Corporation wishes to qualify.

The Corporation shall deliver written notice to the Purchaser and any subsequent holder of the Purchased Securities (based on the most current information available to the Corporation) of its intention to file a registration statement or Regulation A Offering Statement under the Securities Act at least 60 days prior to the filing of such registration statement or offering statement, and the Purchaser or subsequent holder of the Purchased Securities shall have 30 days thereafter to request in writing that the Corporation register or qualify the Purchased Securities in accordance with this subsection (a).  Upon the delivery of such a written request within the specified time, the Corporation shall be obligated to include in its contemplated registration statement or offering statement all information necessary or advisable to register or qualify the Purchased Securities for a public offering if the Corporation does file the contemplated registration statement or offering statement; provided, however, that neither the delivery of the notice by the Corporation nor the delivery of a request by a Purchaser or subsequent holder of the Purchased Securities shall in any way obligate the Corporation to file a registration statement or offering statement.  Furthermore, notwithstanding the filing of a registration statement or offering statement, the Corporation may, at any time prior to the effective date thereof, determine not to offer the securities to which the registration statement or offering statement relates, other than the Securities.

The Corporation shall comply with the requirements of this subsection (a) and the related requirements of subsections (b), (d) and (e) at its own expense.  That expense shall include, but not be limited to, legal, accounting, consulting, printing, federal and state filing fees, FINRA fees, out-of-pocket expenses incurred by counsel, accountants and consultants retained by the Corporation, and miscellaneous expenses directly related to the registration statement or offering statement and the offering.  However, this expense shall not include the portion of any underwriting commissions, transfer taxes and the underwriter's accountable and nonaccountable expense allowances attributable to the offer and sale of the Purchased Securities, all of which expenses shall be borne by the Purchaser or subsequent holder (as applicable) of the Purchased Securities registered or qualified.

            (a) In the event that the Corporation registers or qualifies the Purchased Securities pursuant to subsection (a) above, the Corporation shall include in the registration statement or qualification, and the prospectus included therein, all information and materials necessary or advisable to comply with the applicable statutes and regulations so as to permit the public sale of the Purchased Securities.  As used in subsection (a) of this Section 11, reference to the Corporation's securities shall include, but not be limited to, any class or type of the Corporation's securities or the securities of any of the Corporation's subsidiaries or affiliates.

            (b) As to each registration statement or offering statement, the Corporation's obligations contained in this Section 11 shall be conditioned upon a timely receipt by the Corporation in writing of the following:

                       (i) Information as to the terms of the contemplated public offering furnished by and on behalf of each Purchaser or subsequent holder of the Purchased Securities intending to make a public distribution of the Purchased Securities; and

                       (ii) Such other information as the Corporation may reasonably require from such Purchaser or subsequent holder of the Purchased Securities, or any underwriter for any of them, for inclusion in the registration statement or offering statement.

            (c) In each instance in which the Corporation shall take any action to register or qualify the Purchased Securities pursuant to this Section 11, the Corporation shall do the following:

                       (i) supply to Purchaser, or any successor or assign whose Purchased Securities are being registered or qualified, two (2) manually signed copies of each registration statement or offering statement, and all amendments thereto, and a reasonable number of copies of the preliminary, final or other prospectus or offering circular, all prepared in conformity with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and such other documents as Purchaser or any subsequent holder of the Purchased Securities shall reasonably request;

                       (ii) cooperate with respect to (A) all necessary or advisable actions relating to the preparation and the filing of any registration statements or offering statements, and all amendments thereto, arising from the provisions of this Section 11, (B) all reasonable efforts to establish an exemption from the provisions of the Securities Act or any other federal or state securities statutes, (C) all necessary or advisable actions to register or qualify the public offering at issue pursuant to federal securities statutes and the state "blue sky" securities statutes of each jurisdiction that the Purchaser or any subsequent holder of the Purchased Securities shall reasonably request, and (D) all other necessary or advisable actions to enable the Purchaser and any subsequent holder of the Purchased Securities to complete the contemplated disposition of their securities in each reasonably requested jurisdiction;

                       (iii) keep all registration statements or offering statements to which this Section 11 applies, and all amendments thereto, effective under the Securities Act for a period of at least nine (9) months after their initial effective date and cooperate with respect to all necessary or advisable actions to permit the completion of the public sale or other disposition of the securities subject to a registration statement or offering statement; and

                       (iv) indemnify and hold harmless each Purchaser, subsequent holder of the Purchased Securities, and each underwriter within the meaning of the Securities Act for each such Purchaser or subsequent holder, from and against all losses, claims, damages, and liabilities, including, but not limited to, any and all expenses reasonably incurred in investigating, preparing, defending or settling any claim, arising from or relating to (A) any untrue or alleged untrue statement of a material fact contained in any registration statement or offering statement to which this Section 11 applies, or (B) any omission or alleged omission to state a material fact necessary to make the statements contained in a registration statement or offering statement to which this Section 11 applies not misleading; provided, however, that the indemnification contained in this provision (iv) shall not apply if the untrue statement or omission, or alleged untrue statement or omission, was the result of information furnished in writing to the Corporation by the Purchaser, subsequent holder or underwriter seeking indemnification expressly for use in the registration statement or offering statement at issue.  To the extent that the indemnification contained in this provision applies, the Corporation also shall indemnify and hold harmless each officer, director, employee, controlling person or agent of an indemnified Purchaser, subsequent holder or underwriter.

            (d) In each instance in which pursuant to this Section 11 the Corporation shall take any action to register or qualify the Purchased Securities, prior to the effective date of any registration statement or offering statement, the Corporation and each Purchaser and subsequent holder of the Purchased Securities being registered or qualified shall enter into reciprocal indemnification agreements, in the form customarily used by reputable investment bankers with respect to public offerings of securities, containing substantially the same terms as described in subsection (d)(iv) above.  These indemnification agreements also shall contain an agreement by the Purchaser or subsequent holder at issue to indemnify and hold harmless the Corporation and its officers and directors from and against any and all losses, claims, damages and liabilities, including, but not limited to, all expenses reasonably incurred in investigating, preparing, defending or settling any claim, directly resulting from any untrue statements of material facts, or omissions to state a material fact necessary to make a statement not misleading, contained in a registration statement or offering statement to which this Section 11 applies, if, and only if, the untrue statement or omission directly resulted from information provided in writing to the Corporation by the indemnifying Purchaser or subsequent holder expressly for use in the registration statement or offering statement at issue.

            (e) The Corporation's obligations described in this Section 11 shall continue in full force and effect regardless of the exercise, surrender, cancellation or expiration of the Purchased Securities.

1. Waiver, Amendment. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

2. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Corporation or the Purchaser without the prior written consent of the other party.

3. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

4. Submission to Jurisdiction. With respect to any suit, action or proceeding relating to the Offering or Issuance of the Securities by the Corporation (“Proceedings”), the Corporation and the Purchaser irrevocably submit to the jurisdiction of the federal or state courts located in Denver, Colorado, which submission shall be exclusive unless none of such courts has lawful jurisdiction over such Proceedings.

5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

6. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.  Delivery of an executed counterpart’s signature page of this Agreement, by facsimile, electronic mail in portable document format (.pdf) or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, has the same effect as delivery of an executed original of this Agreement.

8. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If to the Corporation:	WestMountain Gold, Inc. 120 East Lake Street, Suite 401 Sandpoint, ID 83864 Fax No.: 208-906-8621 E-mail: jcreamer@westmountaingold.com Attention: CFO
with a copy to:	Thrasher Worth LLC Five Concourse Parkway, NE, Suite 3200Atlanta, Georgia 30328 USA E-mail: gthrasher@thrasherworth.comAttention: H. Grady Thrasher, IV, Esq.
If to the Purchaser:	Brian Klemsz 1601 Officers Row Vancouver, Washington 98661 brian@bohemiancompanies.com 360-695-2626

9. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

10. Survival.

            (a) All representations, indemnifications, waivers and releases, warranties and covenants contained in this Agreement shall survive (i) the consummation of the Purchase Transaction and the Issuance of the Purchased Securities by the Corporation, (ii) changes in the transactions, documents and instruments which are not material or which are to the benefit of the Purchaser and (iii) the death or disability of the Purchaser.

            (b) Purchaser’s right to indemnification, payment of Damages or other remedy based on the Corporation’s obligations, representations, warranties and covenants will not be affected by any investigation conducted with respect to, or knowledge (actual or implied) acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Issuance of the Purchased Securities by the Corporation pertaining to, the accuracy or inaccuracy of or compliance with, any such representation, warranty or covenant.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, and covenants.

11. Notification of Changes. The Purchaser hereby covenants and agrees to notify the Corporation upon the occurrence of any event prior to the Issuance of the Purchased Securities by the Corporation pursuant to this Agreement which would cause any representation, warranty, or covenant of the Purchaser contained in this Agreement to be false or incorrect.

12. Severability. If any one or more of the provisions herein, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein, and any other application thereof, shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

[SIGNATURE PAGE FOLLOWS]

(Signature Page for Agreement)

PURCHASER (if an individual):	PURCHASER (if an entity):
By: /S/ Brian Klemsz
(Signature above)	Legal Name of Entity or Company
Name: Brian Klemsz	By:
(Print in block caps)	(Signature above)
Name:
(Print in block caps)
Title:
(ie: Position held)
State/Country of Domicile or Formation:

Upon execution, Purchaser shall provide an executed copy of this Agreement, and all Appendices hereto, to the Corporation via email (addressed to jcreamer@westmountaingold.com) or via US Mail at the address appearing in Section 19 above.

This Agreement, and the offer to purchase Securities as set forth herein, is confirmed and accepted by the Corporation as to 3,800,000 Shares and the corresponding number of Warrants.

WESTMOUNTAIN GOLD, INC.

By: /S/ James Creamer III
Name: James Creamer III
Title: Chief Financial Officer

APPENDIX A

(Warrant Form)

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Appendix B

US ACCREDITED INVESTOR REPRESENTATION LETTER

To:

WESTMOUNTAIN GOLD, INC.

In connection with the undersigned's purchase of securities of WestMountain Gold, Inc. (the “Corporation”), the undersigned confirms, represents and warrants that they are an “Accredited Investor” as defined in Regulation D promulgated under the U.S. Securities Act of 1933, as amended by satisfying the requirements of one of the following categories:

PLEASE CHECK THE APPROPRIATE CATEGORY

 _____  US$1,000,000 Net Worth at the time of purchase

A natural person whose individual net worth, or joint net worth with his/her spouse, at the time of purchase exceeds US$1,000,000.

 _____  US$200,000/US$300,000 Annual Income for the two most recent years

A natural person who had an individual income in excess of US$200,000 (including contributions to qualified employee benefit plans) or joint income with such person’s spouse in excess of US$300,000 per year in each of the two most recent years and who reasonably expects to attain the same individual or joint levels of income (including such contributions) in the current year.

_____  Director or Officer of Corporation.

Any director or executive officer of the Corporation.

_____  All Equity Owners In Entity Are Accredited.

An entity, (i.e. corporation, partnership, trust, IRA, etc.) in which all of the equity owners are Accredited Investors as defined herein.

_____  Corporation.

A corporation not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000.

_____  Other Accredited Investor.

Any natural person or entity which qualifies as an Accredited Investor pursuant to Rule 501(a) of Regulation D promulgated under the U.S. Securities Act of 1933, as amended; specify basis for qualification:

________________________________________________________________________

________________________________________________________________________

The foregoing representation and warranties are true and accurate as of the date hereof, shall be true and accurate as of the date of the delivery of the funds to the Corporation for the issuance of the applicable securities and shall survive such delivery.  If, in any respect, such representations and warranties are not true and accurate prior to delivery of the funds, the undersigned will give written notice of the fact to the Corporation, specifying which representations and warranties are not true and accurate and the reasons therefor.

Date	Social Security or Tax I.D.#

Purchaser's Name	Signature

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